BY-LAWS

OF

Excel Corporation

ARTICLE I

OFFICES

Section I.  Principal Office.  The registered office shall be located in the City of Wilmington, County of New Castle, Delaware.

Section 2.  Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 3.  Time.  Annual meetings of stockholders shall be held on such date and at such time as the directors may, from time to time fix.  Special meetings shall be held on the date and at the time fixed by the directors.  Should the directors fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

Section 4.  Business to be Transacted.  The stockholders at an annual meeting shall elect directors and transact any other proper business to come before the meeting.  The stockholders at any special meeting of stockholders shall transact any proper business to come before the meeting.

Section 5.  Call.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

           Section 6.  Notice and Wavier of Notice.  Written notice of all meetings shall be given, stating the place, date and hour of the meeting and stating the place at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.  If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon pre-paid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who in person or by attorney thereunto authorized, submits a waiver of notice by him in writing, or by telegraph, cable or wireless, before or after the time stated therein.  Attendance of a person at a meeting shall constitute a wavier of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or notice.

Section 7.  Stockholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the corporation, or to vote at any meeting of stockholders.

Section 8.  Quorum.  The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.  Voting.  At every meeting of the stockholders, each stockholder having the right to vote shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law or the corporation's Certificate of Incorporation prescribes a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot.  Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

Section 10.  Proxy Representation.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 11.  Record Date for Stockholders.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopt the resolution relating thereto.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 12.  Conduct of Meeting.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the chairman of the board, if any, the president, an executive vice president, a vice president, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

Section 13.  Inspector and Judges.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof.  If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges.  In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability.  The inspectors or judges, if any, and, if there are none, the person presiding shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect or proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 14.  Stockholder Action Without Meeting.  Any action required to or which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote therein were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

Section 1.  Functions and Definition.  The business of the corporation shall be managed by the board of directors of the corporation.  The use of the phrase, "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.  Qualifications and Number.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The number of directors shall be determined from time to time by resolution of the stockholders or of the directors.

Section 3.  Election and Term.  The first board of directors shall be elected by the incorporator and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.  In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 4.  Meetings.

a.  Time.  Meetings shall be held at such time as the board shall fix, except that the first meeting of a newly elected board shall be held as soon after its election as the directors may conveniently assemble.

b.  Place.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the board.

c.  Call.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the president, or of a majority of the directors in office.

d.  Notice of Actual or Constructive Waiver.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral or any other mode of notice of the time and place shall be given for special meetings two (2) days or less prior to the date of such meeting, provided notice is given in sufficient time for the convenient assembly of the directors thereat.  The notice of any meeting need not specify the purpose of the meting.  Any requirement of furnishing a notice shall be waived by any director who submits a waiver of such notice in writing, or by telegraph, cable or wireless, before or after the time stated therein.

e.  Quorum and Action.  A majority of the whole board shall constitute a quorum except when a vacancy or vacancies exist, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third (1/3) of the whole board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place, without notice other than announcement at the meeting.  Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law and Certificate of Incorporation, the act of the board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law, the Certificate of Incorporation or these By-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the board.

f.  Chairman of the Meeting.  The chairman of the board, if any, and if present and acting, shall preside at all meetings.  Otherwise, the president, if present and acting, or any other director chosen by the board, shall preside.

Section 5.  Removal of Directors.  Any or all of the directors may be removed for cause or without cause by the stockholders.  One or more of the directors may be removed for cause by the board of directors.

Section 6.  Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the board, shall have an may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Section 7.  Action in Writing.  Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 8.  Compensation.  The board of directors may, by resolution passed by a majority of the whole board, authorize that the directors be paid their expenses, if any, of attendance at each meeting of the board of directors and be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 9.  Transactions in Which Directors May Be Interested.  No contract or transaction between the corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such directors or officers are present at or participate in the meeting or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose; provided that the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, or a majority of such members thereof as shall be present at any meeting thereof at which action upon any such contract or transaction shall be taken, and the board of directors or committee in good faith authorizes the contract or transaction without counting the vote of the interested director or directors.  In any case described in this Section 9, any interested director may be counted in determining the existence of a quorum at any meeting of the board of directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction.  Any director of the corporation may vote upon any contract or other transaction between the corporation any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

Section 10.  Ratification of Directors' Acts.  Any contract, transaction or act of the corporation or of the board of directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or act.

ARTICLE III

OFFICERS

Section 1.  Officers.  The directors shall elect a president and a secretary, and may elect or appoint such other officers and agents (including a chairman of the board of directors) as are desired.  The president may, but need not be a director.  Any number of offices may be held by the same person, except that the same person may not hold the offices of president and secretary.

Section 2.  Other Officers.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3.  Compensation.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4.  Term of Office and Duties.  Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the board of directors following the next annual meeting of stockholders and until his successor has been elected and qualified.  Any officer may be removed by the board of directors, with or without cause, at any time.  Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5.  Powers and Duties.

a.  Chairman of the Board.  Subject to the control of the board of directors, the chairman of the board shall cause to be called in accordance with these By-laws and shall preside at meetings of stockholders and of the board of directors.  He shall present at each annual meeting of the stockholders and each regular meeting of the board of directors a report of the condition of the business of the corporation.  Subject to the control of the board of directors, he shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the corporation other than its officers.  He shall sign and execute contracts in the name and on behalf of the corporation when the board of directors shall have so authorized and directed him to do so, either generally or in special instances.  He shall see that the books, reports, statements and certificates required by law are properly kept, made and filed.  He may sign certificates of stock.  He shall perform such other duties as are incidental to his office or properly required of him by the board of directors.

b.  President.  The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors and the chairman, shall have general charge and control of all its operations and shall perform all duties incident to the office of president.  In the absence of the chairman, he shall preside at all meetings of the stockholders and at all meetings of the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect and shall have such other duties as may from time to time be assigned to him by these By-laws, the chairman or by the board of directors.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

c.  Vice President.  During the absence or disability of the president, the vice president, or if there are more than one, the executive vice president, shall have all the powers and functions of the president.  He may sign certificates of stock.  Each vice president shall perform such other duties as the board of directors, the chairman or the president shall prescribe.

d.  Secretary.  The secretary shall attend all meetings of the board and of the stockholders, record all votes and minutes of all proceedings in a book to be kept for that purpose and give or cause to be given notice of all meetings of stockholders and of special meetings of the board of directors.  He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board of directors.  When required, he shall prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each.  He may sign, with the chairman, the president or a vice president, certificates of stock.  He shall keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner and perform such other duties as may be prescribed by the board of directors or the president.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

e.  Treasurer.  The treasurer shall have the custody of, and, when so authorized, pay out and disburse all funds and securities of the corporation that may come into his hands; and shall have custody of all muniments of title and other papers and documents relating to the property of the corporation.  He may endorse in the name and on behalf of the corporation for collection checks, notes and other instruments and shall deposit the same to the credit of the corporation in such bank or banks as the board of directors may designate and he may sign all receipts and vouchers for payments made to the corporation.  He shall prepare or cause to be prepared and shall keep at the office of the corporation correct books of account of all of its business and transactions; and shall render statements thereof, in such form and at such times as the board of directors shall prescribe, and at the annual meeting of stockholders of the corporation.  He may sign certificates of stock.  He shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned by the board of directors or the president.

f.  Assistant Treasurers and Assistant Secretaries.  The board of directors may from time to tome by resolution delegate to any assistant treasurer or assistant treasurers any of the powers or duties herein assigned to the treasurer; and may similarly delegate to any assistant secretary or assistant secretaries any of the powers or duties herein assigned to the secretary.

Section 6.  Books to be Kept.  The corporation shall keep (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, board of directors and any committees of directors; and (c) a current list of the directors and officers and their residence addresses.  The corporation shall also keep at its office in the State of Delaware or at the office of its transfer agent or registrar in the State of Delaware, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

The board of directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the corporation except as conferred by statute or as so authorized by the board of directors.

ARTICLE IV

CERTIFICATE REPRESENTING STOCK

           Section 1.  Certificates Representing Stock.  Certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the directors.  They shall exhibit the holder's name and number of shares and shall be appropriately numbered in the order of their issue.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the chairman or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation certifying the number of shares owned by him in the corporation.  If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar for any reason whatsoever before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issue by it, alleged to have been lost, stolen, or destroyed, and the board of directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

Section 2.  Fractional Share Interests.  The corporation may, but shall not be required to, issue fractions of a share of stock or it may pay in cash the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined or it may issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agents, exchangeable as therein provided for full shares of stock, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as the board of directors shall provide.  Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the board of directors may determine.

Section 3.  Stock Transfers.  Upon compliance with the provisions restricting the transfer or registration of transfers of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 4.  Transfer Agent and Registrar.  The corporation shall, if and whenever the board of directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors where the shares of the capital stock of the corporation shall be directly transferable, and one or more registry offices, each in charge of a registrar designated by the board of directors where such shares of stock shall be registered, and no certificate for shares of the capital stock of the corporation in respect of which a transfer agent and registrar shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar.  The board of directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

Section 5.  Registered Stockholders.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE V

DIVIDENDS

Section 1.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.  Special Purpose Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VI

GENERAL PROVISIONS

Section 1.  Checks, etc.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 2.  Fiscal Year.  The fiscal year of the corporation shall be fixed, and shall be subject to change, by resolution of the board of directors.

Section 3.  Voting Stock in Other Corporations.  Unless otherwise provided by resolution of the board of directors, the chairman of the board, if any, and if none, the president may, from time to time, appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as such person or persons so appointed may deem necessary or proper in the premises.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each director, officer and employee, past or present of the corporation, and each person who serves or may have served at the request of the corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the corporation and the corporation may advance to any such individual amounts incurred by him as expenses in defending any civil or criminal action, suit or proceeding in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended.  Each agent of the corporation and each person who serves or may have served at the request of the corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the board of directors, be indemnified by the corporation to the same extent as provided herein with respect to directors, officers and employees of the corporation.  The provisions of this Article VII shall apply to any member of any committee appointed by the board of directors as fully as though such person shall have been an officer or director of the corporation.

The board of directors may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Certificate of Incorporation, By-laws or the General Corporation Law.

The provisions of this Article VII shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any person may be entitled, as a matter of law or under the Certificate of Incorporation, and By-laws, agreement, vote of stockholders or otherwise.

ARTICLE VIII

CONTROL OVER BY-LAWS

If the Certificate of Incorporation so provides, the power to make, alter, or repeal By-laws shall be vested in the board of directors; provided that the board of directors may delegate such power, in whole or in part, to the stockholders.  If the Certificate of Incorporation does not so provide, the power to make, alter or repeal By-laws shall be in the stockholders.